Exhibit 99.1

Equinix Appoints Sandra Rivera to Board of Directors

REDWOOD CITY, Calif., Oct. 8, 2019 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced the appointment of Sandra Rivera to the Equinix Board of Directors. Rivera will also serve as a member of the Board's Compensation Committee. Her appointment brings the number of directors on the Equinix Board to 10.

Highlights/Key Facts

  Rivera is a 19-year veteran of Intel Corporation, where she has served in multiple senior leadership positions, including roles within the Intel Network Platforms Group, the Communications and Storage Infrastructure Group, and the Modular Communications Products division. She currently serves as Executive Vice President and Chief People Officer.
  A technical leader with an engineering background, Rivera also has extensive experience in global sales, product marketing, segment marketing and ecosystem strategy. She has served in a leadership capacity at Intel on key topics, including 5G, network functions virtualization (NFV) and software-defined networking (SDN).
  As Senior Vice President and General Manager of the Intel Network Platforms Group, Rivera led a global organization of more than 3,000 employees that has been one of the Data Center Group's key growth businesses.
  In her current role as Executive Vice President and Chief People Officer, Rivera leads Intel's Human Resources organization and is responsible for driving greater business results through a culture that embraces diversity and inclusion globally.
  Prior to Intel, Rivera co-founded and served as president of The CTI Authority, a distributor of computer telephony integration (CTI) products, which was acquired by Catalyst Telecom. After the acquisition, she served as General Manager of the Computer Telephony Division at Catalyst Telecom.
  Rivera received her Bachelor of Science degree in Electrical Engineering from Pennsylvania State University.

Quote

  Peter Van Camp, Executive Chairman, Equinix
  "Sandra brings more than 20 years of experience in the networking and communications technology space to the Equinix Board of Directors. Her background at Intel and other leading technology companies will bring a valuable perspective to the Board as Equinix continues to develop its global interconnection and data center platform that is a key ingredient in the IT infrastructure of today's businesses."

About Equinix
Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 50 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures. www.Equinix.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; a failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

CONTACT: Equinix Media Contact (Global) David Fonkalsrud, +1 650-598-6240, dfonkalsrud@equinix.com; Investor Relations Contacts Katrina Rymill, +1 650-598-6583, krymill@equinix.com; Chip Newcom, +1 650-598-6262, cnewcom@equinix.com